UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2017 (February 16, 2017)

EZTD INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51255	98-0374121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Yehezkel Koifman Street, Tel-Aviv

68012, Israel

(Address of Principal Executive Offices)

+972-73-705-8000

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

As previously reported in a Current Report on Form 8-K filed by EZTD Inc., or the Company, on February 2, 2017 (the “Prior 8-K”), Mr. Zviel Gedalihou was appointed to serve as the Company’s Chief Financial Officer, effective as of January 30, 2017. On February 16, 2017, the employment agreement dated January 30, 2017 between Win Global Markets Inc. (Israel) Ltd., a subsidiary of the Company, and Mr. Gedalihou, which was previously filed with the Prior 8-K, was amended to revise the number of options granted to Mr. Gedalihou from 35,533 to 13,333; all other terms of the employment agreement remain the same as reported in the Prior 8-K. The foregoing is only a description of the amended terms of the amended employment agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amended Employment Agreement, dated as of February 16, 2017, by and between Win Global Markets Inc. (Israel) Ltd. and Zviel Gedalihou.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2017	EZTD INC.

	By:	/s/ Shimon Citron
Name: Shimon Citron Title: Chief Executive Officer

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